EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-3 No. 33-36113) and related
Prospectus of Network Event Theater, Inc. for the registration of 1,015,873 shares of its common stock and to the incorporation by reference therein of our report dated September 10, 1997, with respect to the consolidated financial statements of Network Event Theater, Inc. included in its Annual Report (Form 10-KSB) for the year ended June 30, 1997, filed with the Securities and Exchange Commission.

                                                         /s/ Ernst & Young LLP
                                                       -------------------------
                                                           Ernst & Young LLP

New York, New York
November 6, 1997